REGISTRATION RIGHTS AND
                              STOCK RESTRICTION AGREEMENT


                       This Registration Rights and Stock Restriction
             Agreement ("Agreement") is made as of March 31, 1987, by and between CL Acquisition Corporation, a Delaware corporation ("Acquisition" or the "Company"), and the undersigned holders of common shares (the "Shareholders") in Acquisition.

                       NOW THEREFORE, in consideration of the premises and
             the mutual covenants contained herein, the parties agree as follows:

                       Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                       "Blue Sky Laws" shall mean the securities
             regulation laws of any political subdivision of the United
             States.

                       "Commission" shall mean the Securities and Exchange
             Commission or any other federal agency at the time administering the Securities Act.

                       "Holder" shall mean any holder of outstanding
             Registrable Securities, provided that transferees of Registrable Securities who do not receive an assignment of registration rights pursuant to Section 8 will not be Holders for the purposes of Section 3.

                       "Initial Public Offering" shall mean the first
             underwritten public offering of the Common Stock of Acquisition in which the proceeds of a portion thereof are received by Acquisition.

                       The term "register," "registered" and
             "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                       "Registrable Securities" means Shares held by a
             Holder and shares of Common Stock issued by Acquisition in respect of such Shares.

                       "Registration Expenses" shall mean all expenses
             incurred by Acquisition in complying with Section 3 and
             Section 5, including, by way of illustration only and without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Acquisition,



             Blue Sky fees and expenses, and the expense of any audits or financial statement reviews incident to or required by any such registration (but excluding the compensation of regular employees of Acquisition, which shall be paid in any event by Acquisition), but in all events excluding Selling Expenses.

                       "Securities Act" shall mean the Securities Act of
             1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                       "Selling Expenses" shall mean the underwriting
             discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel employed by any Holder.

                       "Shares" shall mean the shares of Common Stock of
             Acquisition as issued to each Shareholder as scheduled in Schedule A, and as thereafter transferred in whole or in part.

                       Section 2.  Restrictions on Transfer.

                       a. Definitions. As used in this Agreement, the term "Transfer" will include, but not be limited to, a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of Shares. A Transfer will be considered "Involuntary" for purposes of this Agreement if it occurs pursuant to any assignment of Shares for the benefit of creditors or any Transfer by operation of law, including (but not limited to) any Transfer by will or under the laws of intestate succession; any execution of judgment against the Shares or the acquisition of record or beneficial ownership of Shares by a lender or creditor; any Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement under which a part or all of any Shares are Transferred or awarded to the spouse of a Shareholder or are required to be sold; or any Transfer resulting from the filing by a Shareholder of a petition for relief, or the filing of an involuntary petition against a Shareholder, under the bankruptcy laws of the United States or of any other nation.

                       b. Required Undertaking. Any Transfer that would otherwise be permitted under the terms of this Agreement is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company's rights under this Agreement are adequately protected with respect to the Shares Transferred. Such agreements may include (but are not limited to) the


             transferee's agreement to be bound by all of the terms of this Agreement as a Shareholder hereunder.

                       c. Permissible Transfer of Shares. Shares may be Transferred, but in all events subject to any limitations on Transfer imposed by applicable state or federal securities laws (and satisfaction of the requirements set forth in Section 2(e)), and subject to the requirements of Section 2(b).

                       d. Effect of Prohibited Transfer. Any Transfer not in compliance with the terms hereof, whether Voluntary or Involuntary, is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking required under Section 2(b), or exercise any other legal remedy.

                       e. Additional Restrictions on Transfer. Each Holder represents, warrants and agrees as follows:

                           (i) Securities Act. Each Holder understands that the Shares have not been registered under the Securities Act, and that the Shares are not freely tradeable and must be held indefinitely unless registered under the Securities Act or an exemption from such registration is available. Each Holder understands that the Company is under no obligation to register Shares except as expressly set forth herein. Each Holder further understands that although an exemption from registration may be available pursuant to Rule 144 promulgated under the Securities Act by the Commission, satisfaction of a number of conditions is required to make a sale under that exemption, and that, even if Rule 144 is applicable in whole or in part, in no event may a Holder sell the Shares to the public under such Rule prior to the expiration of a two-year period after purchase, that any such sales must be limited in amount and that sales can only be made in full compliance with the provisions of the Rule.
             Each Holder understands that Rule 144 contains specific requirements that there be available to the public certain information with respect to the Company's business and financial affairs, and that the Company does not presently comply with the information requirements of the Rule. Each Holder acknowledges that there is no assurance that the requirements will be met at the time the Holder may want to make sales pursuant to the Rule.

                       Each Holder represents that it is purchasing the
             Shares for its own account and not with a view to distribution within the meaning of the Securities Act, other than as may be effected in compliance with the Securities Act and rules and regulations promulgated thereunder. No one


             else has any beneficial interest in the Shares. Each Holder has no present intention of disposing of the Shares at any particular time or for any particular price and is not aware of any particular occasion, event or circumstance upon the occurrence of which such Holder intends to dispose of the Shares. Each Holder understands that the Company is relying upon the truth and accuracy of these representations in issuing the Shares without first registering them under the Securities Act.

                          (ii) Legends and Stop Order. The Company may affix to the certificates representing the Shares legends substantially as follows and such additional legends as the Company reasonably may determine:

                       These securities have not been registered under the Securities Act of 1933, as amended, and have been taken by the issuee for his or her own account and not with a view to their distribution. Said securities may not be sold or transferred unless (a) they have been registered under said Act, or (b) the transfer agent (or the Company, if it is then acting as its own transfer agent) is presented with either a written opinion of counsel satisfactory to the Company or a "no-action" letter of the Securities and Exchange Commission to the effect that such registration is not required under the circumstances of such sale or transfer.

                       These securities may not be sold or
                       transferred without compliance with all
                       limitations on transfer imposed by
                       applicable state and federal securities
                       laws. Under certain circumstances, these securities may not be sold or transferred during the 120-day period following the effective date of a registration statement filed by the Company under the Federal Securities Act of 1933, as amended.

             The Company may place a "stop transfer" order against the Shares until all restrictions and conditions set forth in this Agreement and in the legends referred to in this subparagraph have been complied with.





                       Section 3.  Registration by Acquisition

                       a.   If at any time, or from time to time,
             Acquisition shall determine to register (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable) any of its equity securities, either for its own account or the account of a security holder or holders, other than a registration on any registration form which would not permit secondary sales by a Holder or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, Acquisition will:

                           (i)   promptly give to each Holder written
             notice thereof (which shall include a list of the jurisdictions in which Acquisition intends to attempt to qualify such securities under the applicable Blue Sky laws); and

                          (ii) include in such registration (any related qualification or other compliance under Blue Sky laws), all the Registrable Securities specified in a written request or requests, made within 20 days after notice from Acquisition, by any Holder or Holders, except as set forth in subsections 3(b) and 3(c) hereof.

                       b. The "piggyback" registration rights of Holders under this Section 3 are limited in that Acquisition shall be required to effect hereunder only three such registrations of Registrable Securities for all Holders of Registrable Securities as a group.

                       c. If the registration of which Acquisition gives notice is for a registered public offering involving an underwriting, Acquisition shall so advise the Holders as a part of the written notice given pursuant to Section 3(a) hereof and only securities which are to be included in the underwriting maybe included in the registration. All holders proposing to distribute their securities through such underwriting will enter into (together with Acquisition and the other holders distributing their securities through such underwriting) an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Acquisition. Notwithstanding any other provision of this Section 3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten or if contractual limitations applicable to Acquisition require a limitation on the number of shares to be underwritten for other than the account of Acquisition, the underwriter or Acquisition may limit the number of Registrable Securities to be included in the


             registration and underwriting on a pro rata basis based on the total number of the Registrable Securities held by the Holders participating in the registration and based on the total number of securities (other than Registrable Securities) entitled to registration held by the Holders and by other persons or organizations selling such securities pursuant to registration rights granted them by the Company, and provided that the number of Registrable Securities and other securities deemed held by a particular Holder may be deemed to be a lower number than the actual number so held pursuant to agreements to which Acquisition is a party as approved by such Holder. Acquisition will advise all Holders or Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to Acquisition and the underwriter. The Registrable Securities so withdrawn also will be withdrawn from registration. Acquisition, in its sole discretion, for any reason may abandon or postpone the proposed registration or withdraw the registration statement, without liability to any Holder. To the extent requested by Acquisition and any underwriter of securities of Acquisition in a registered offering in which Holders of Registrable Securities had a right to participate pursuant to this
             Section 3, no such Holder will sell or otherwise transfer any Registrable Securities or other securities which were not included in such registration during the 120-day period following the effective date of the registration statement. Acquisition may impose stop-transfer restrictions in order to enforce the foregoing agreement.

                       Section 4.  Expense of Registration.  All
             Registration Expenses incurred in connection with registration, qualification or compliance under Section 3 shall be borne by Acquisition. All Selling Expenses incurred in connection with transactions under Section 3 shall be borne by the Holders of the securities so registered pro rata on the basis of the amount of Registrable Securities so registered, with each Holder bearing its own expenses, if any, for the fees and disbursements of counsel to such Holder incurred in connection with such transaction(s). If any jurisdiction in which Holders of Registrable Securities shall request that such Securities be qualified shall require that Registration Expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by the Holders thereof, then such expenses shall be payable by such Holders pro rata to the extent required by such jurisdiction.




                       Section 5. Registration Procedures. In the case of each registration, qualification or compliance effected by Acquisition pursuant to this Agreement, Acquisition will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense Acquisition will:

                       a. Keep such registration, qualification or compliance effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto, provided, however, that Acquisition shall not be required to keep any such registration, qualification or compliance effective following 90 days after the effective date thereof; and

                       b. Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

                       Section 6.  Indemnification.

                       a. Acquisition will indemnify each Holder, each of its officers, directors, or partners, as the case may be, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by Acquisition of any rule or regulation promulgated under the Securities Act applicable to Acquisition and relating to action or inaction required of Acquisition in connection with any such registration, qualification or compliance, and will promptly reimburse each such Holder, each of its officers, directors, or partners, as the case may be, and each person controlling such Holder, each such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that Acquisition will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Acquisition by an instrument duly


             executed by such Holder or underwriter and stated to be specifically for use therein.

                       b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify Acquisition, each of its directors and officers, each underwriter, if any, of Acquisition's securities covered by such a registration statement, each person who controls Acquisition or such underwriter within the meaning of the securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will promptly reimburse Acquisition, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Acquisition by an instrument duly executed by such Holder and stated to be specifically for use therein.

                       c. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that such Indemnifying Party is damaged as the result of the failure to give notice. No Indemnifying Party, in defense of any such claim or


             litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                       Section 7. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to Acquisition such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Acquisition may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                       Section 8. Transfer of Registration Rights. The rights to cause Acquisition to register a Holder's securities granted to a Holder by Acquisition under this Agreement may be assigned by the holder of any Registrable Securities only to a transferee or assignee of at least the lesser of five thousand (5,000) shares of Registrable Securities or all of the Registrable Securities held by such holder, provided that Acquisition is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned.

                       Section 9. Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                       Section 10. Certain Opinions. Acquisition shall not be obligated to effect any registration, qualification or compliance requested under Section 3 by a Holder with respect to a proposed distribution of Registrable Securities by a Holder thereof if Acquisition shall have delivered to such Holder an opinion of counsel of Acquisition to the effect that such Registrable Securities proposed to be disposed of may lawfully be so disposed of without such registration, qualification or compliance. A request for registration, qualification or compliance that is mooted by this Section 10 shall not serve to count against the limited number of registrations otherwise granted with respect to Registrable Securities in accordance with this Agreement.

                       Section 11.  Notices.  Any notice or other
             communication to be given hereunder by any party to another



             shall be in writing and delivered personally or sent by certified mail, postage prepaid, as follows:

             ACQUISITION:

                                 CL Acquisition Corporation
                                 101 Montgomery Street
                                 San Francisco, CA  94104
                                 Attention:  Lawrence J. Stupski,
                                             President

                                 with copies to:

                                 Lawrence B. Rabkin, Esq.
                                 Howard, Rice, Nemerovski, Canady,
                                      Robertson & Falk
                                 A Professional Corporation
                                 3 Embarcadero Center, 7th Floor
                                 San Francisco, CA  94111

             SHAREHOLDERS AND HOLDERS:

                                 At the addresses set forth on the books
                                 and records of the Company.

             or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

                       Section 12. Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

                       Section 13. Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart will be deemed to be an original, and said counterparts together will constitute one and the same instrument.

                       Section 14. Binding Nature. Except as provided herein, this Agreement will be binding upon and inure to the successors and assigns of the parties hereto, and in the event any party hereto or any successors or assigns of such party (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties or assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of such party assume all of the obligations of such party set forth in this Agreement.




                       Section 15. Waiver. Any party hereto may, by written notice to the other, (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other, (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of the other contained in this Agreement, and (iv) waive or modify performance of any of the obligations of the other. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement will not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

                       Section 16. Further Assurances. Each party hereto will, whenever and as often as requested to do so by another party hereto, do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, delivered, filed, or recorded, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, instruments, and assurances as such other party may reasonably request in order to carry out fully the terms and provisions of this Agreement.

                       Section 17. Attorneys' Fees. In the event any party hereto initiates any legal action to enforce the provisions hereof, the party(ies) prevailing in such action will be entitled to recover from the other party(ies) to such action all reasonable attorneys' fees and expenses incurred in connection therewith.

                       Section 18. Applicable Law. This Agreement will be governed by the laws of the State of California applicable to agreements wholly entered and carried out in California.

                       Section 19. Severability. The invalidity or unenforceability of any provision or portion of this Agreement shall not affect the validity or enforceability of the other provisions or portions hereof.

                       Section 20. Additional Shareholders. At its option from time to time, the Company, without approval of Shareholders or Holders, may add additional Shareholders and/or Holders to this Agreement, whereupon the Company will amend Schedule A hereto.




                       Section 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original hereof.

                       WITNESS the due execution of this Agreement by the
             parties hereto as of the date first above written.

                                           CL ACQUISITION CORPORATION


                                                /s/ Charles R. Schwab
                                           __________________________
                                           By:  Charles B. Schwab
                                                Chairman and
                                                Chief Executive Officer


                                           /s/ Helen O. Schwab
                                           /s/ Charles R. Schwab
                                           __________________________
                                           A SHAREHOLDER

































                                    SPOUSAL CONSENT


                       The undersigned ("Consenting Spouse") is the spouse
             of a Shareholder referred to in the attached Registration Rights and Stock Restriction Agreement and has read and understood its terms. The Consenting Spouse hereby consents to the agreement and to the sale of the Shares, and agrees to cooperate in enabling his or her spouse to meet all obligations provided in such Agreement. The Consenting Spouse understands that the Company is relying upon this consent in entering into the Agreement and in not taking further steps to protect its interests.

             Date                     Signature


                  3/26/87                  /s/ Helen O. Schwab
             ______________________   ____________________________________



































                                       SCHEDULE A


                                                                    SHARES

             Barbara A. Wolfe, and Thomas Wolfe,                    90,000
                  Joint Tenants
             Robert Fivis and Barbara A. Fivis                      85,000
                  as Community Property
             Hugo W. Quackenbush                                    50,000
             Anthony M. Frank                                        5,263
             First Nationwide Bank, FBO Anthony M. Frank            19,737
             Charles R. Schwab and Helen O. Schwab               2,105,000
                  as Community Property
             David S. Pottruck                                     100,000
             James F. Wiggett                                       15,000
             Elizabeth Gibson Sawi                                  15,000
             Phyllis Kay Dryden                                     15,000
             Woodson M. Hobbs IV and Elena E. Hobbs                100,000
                  as Community Property
             Richard W. Arnold and Vivian L. Arnold                 77,500
                  as Community Property
             DLJSC FBO Richard W. Arnold                             7,500
             Barry Snowbarger and Edie R. Snowbarger                40,000
                  as Community Property
             Bartlett A. Jackson                                    15,000
             George R. Roberts, Nominee for                         22,500
                  Saul Fox
             George R. Roberts, Nominee for                         37,500
                  Michael W. Michelson
             Lawrence B. Rabkin                                     25,000
                  as Community Property
             Lawrence J. Stupski in Trust for                      460,000
                  Lawrence J. and Linda N. Stupski
             George R. Roberts, Nominee for                         46,875
                  Robert I. MacDonnell
             Robert L. Jacobson                                     15,000
             George R. Roberts, Nominee for                        272,813
                  Henry R. Kravis
             George R. Roberts, Nominee for                        272,812
                  George R. Roberts
             George R. Roberts, Nominee for                         52,500
                  Paul E. Raether
             George R. Roberts, Nominee for                         22,500
                  R.T. Ammon
             George R. Roberts, Nominee for                          7,500
                  Thomas W. Hudson, Jr.
             George R. Roberts, Nominee for                         15,000
                  Michael T. Tokarz
             Barbara W. Wolfe, Trustee for                         650,000
                  Charles Schwab & Co., Inc. Profit
                  Sharing Plan


                                   SCHEDULE A CONT'D


                                                                    SHARES

             Barbara A. Wolfe, Trustee for                          50,000
                  Charles Schwab & Co., Inc. Profit
                  Sharing Plan













































